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ELDER-BEERMAN LETTERHEAD                                    NEWS RELEASE

               3155 El-Bee Rd. o Box 1448 o Dayton, OH 45401-1448
                       o 937-296-2700 o FAX 937-296-4625


                                                     INVESTOR INQUIRIES:
                                                     Scott J. Davido
                                                     Executive Vice President -
                                                     Chief Financial Officer

                                 (937) 296-2683

                  ELDER BEERMAN ANNOUNCES EXECUTIVE DEPARTURE

     DAYTON, OHIO - JUNE 30, 2000 - The Elder-Beerman Stores Corp. (Nasdaq:
EBSC) announced today that President and Chief Operating Officer John `Jay' Muskovich is leaving the Company. Mr. Muskovich's responsibilities will be assumed by other senior members of the Elder-Beerman executive team, and the position of president will be combined with the position of Chief Executive Officer. Mr. Muskovich will also depart as a director of the Company. This directorship will be filled at the annual meeting of shareholders, scheduled for August 24, 2000. The Company has not yet identified a candidate for that board seat.

THE COMPANY STRONGLY ADVISES ALL ELDER-BEERMAN SHAREHOLDERS TO READ THE COMPANY'S PRELIMINARY PROXY STATEMENT, WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2000. THE COMPANY'S PRELIMINARY PROXY STATEMENT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD CONSIDER BEFORE MAKING ANY DECISION ABOUT THE PROPOSALS TO BE VOTED ON AT THE COMPANY'S ANNUAL MEETING. THE COMPANY'S PRELIMINARY PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SECURITY AND EXCHANGE COMMISSION'S WEB SITE AT HTTP://WWW.SEC.GOV. WHEN COMPLETED, THE COMPANY'S FINAL DEFINITIVE PROXY STATEMENT WILL BE MAILED TO ALL ELDER-BEERMAN SHAREHOLDERS AND WILL BE AVAILABLE AT NO CHARGE ON THE SECURITY AND EXCHANGE COMMISSION'S WEB SITE AT HTTP://WWW.SEC.GOV.
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     ELDER-BEERMAN AND ITS OFFICERS AND DIRECTORS MAY BE DEEMED TO BE
PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ITS SHAREHOLDERS WITH RESPECT TO THE ITEMS TO BE VOTED ON AT THE ANNUAL MEETING AND MAY HAVE AN INTEREST EITHER DIRECTLY OR INDIRECTLY BY VIRTUE OF THEIR SECURITY HOLDINGS OR OTHERWISE. INFORMATION RELATING TO THE PARTICIPANTS ARE CONTAINED IN THE COMPANY'S PRELIMINARY PROXY STATEMENT OR MAY BE OBTAINED BY CONTACTING THE COMPANY AT THE ABOVE NUMBER.

     The nation's ninth largest independent department store chain, The Elder-Beerman Stores Corp. is headquartered in Dayton, Ohio and operates 60 stores in Ohio, West Virginia, Indiana, Michigan, Illinois, Kentucky, Wisconsin and Pennsylvania. Elder-Beerman also operates two furniture superstores.

     This press release contains "forward-looking statements," including predictions of future operating performance, events or developments such as our future sales, profits, expenses, income and earnings per share. In addition, words such as "expects," "anticipates," "intends," "plans," "believes," "hopes," and "estimates," and variations of such words and similar expressions, are intended to identify forward-looking statements.

Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove inaccurate, there is no assurance that forward-looking statements will prove to be accurate. Many factors could materially affect our actual future operations and results, including the following: increasing price and product competition; fluctuations in consumer demand and confidence; the availability and mix of inventory; fluctuations in costs and expenses; the effectiveness of advertising, marketing and promotional programs; weather conditions that affect consumer traffic in stores; the continued availability and terms of financing; the ability to complete any pending asset disposition transactions; the outcome of pending and future litigation; consumer debt levels; and other general economic conditions that affect retail operations and sales, such as the rate of employment, inflation and interest rates and the condition of the capital markets.

     Elder-Beerman undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.